EXHIBIT 99.1

Platform Specialty Products Corporation Provides Acquisition and Financing Updates and Revised 2015 Full Year Guidance; Announces Key Promotion and Date for Release of Third Quarter 2015 Financial Results

  Acquisition of Alent plc and the first of the OM Group Electronic Chemicals and Photomasks acquisitions expected to close in Q4 2015.
  Platform has $1.875 billion in existing committed and underwritten long-duration debt to finance the purchase of Alent plc.
  Full year 2015 adjusted EBITDA guidance revised to $550 million to $570 million from $620 million to $650 million primarily related to continued foreign exchange volatility and significant changes in distribution strategy related to channel stocking in its Agricultural Solutions business segment. This guidance does not include any contribution from pending acquisitions.
  Benjamin H. Gliklich appointed Chief Operating Officer.

WEST PALM BEACH, Fla., Oct. 7, 2015 (GLOBE NEWSWIRE) -- Platform Specialty Products Corporation (NYSE:PAH) ("Platform") today provided an update on the timing of the expected closings of its previously announced acquisitions of Alent plc ("Alent") and the Electronic Chemicals and Photomasks businesses of OM Group, Inc. (the "OM EC and PM Businesses") and provided further details regarding the financing of these acquisitions. In addition, Platform revised its 2015 guidance issued on August 13, 2015 to reflect further foreign exchange volatility, continued weakness in certain agricultural end markets, and a decision to limit "pre-season" selling activity in its Agricultural Solutions business segment. Additionally, Platform announced that Benjamin H. Gliklich has been promoted from Vice President, Corporate Development, Finance and Investor Relations to become Platform's Chief Operating Officer. Finally, Platform announced that it intends to release its third quarter 2015 financial results before markets open on Wednesday, November 11, 2015.

Acquisition and Financing Update

As previously announced, the closing of Platform's proposed acquisitions of the OM EC and PM Businesses will take place in two stages with the first stage expected within thirty days and the second in early 2016. Platform's acquisitions of the OM EC and PM Businesses have received all required regulatory approvals. The Alent acquisition is also proceeding as expected, with approval from only one regulatory authority outstanding as of the date of this press release.

Platform has sufficient cash, principally from its $483 million June 2015 equity issuance, to fund the acquisitions of the OM EC and PM Businesses. Consideration for Platform's acquisition of Alent is a mix of stock and cash. The stock portion is a fixed number of shares. As disclosed in the joint announcement, dated July 13, 2015 (the "2.7 Announcement"), issued by Platform and Alent, Platform will issue 18,419,738 shares of its common stock to shareholders of Alent as consideration for the acquisition. This partial share alternative is based on a fixed exchange ratio of 0.31523 based on the VWAP of $24.76 on July 10, 2015. At the time of the announcement, the share alternative was valued at approximately $455 million. For the $1.8 billion cash portion of the purchase price, and as announced in the 2.7 Announcement, Platform has an underwritten commitment for long-term debt financing at what it believes to be competitive market rates. The commitment is for a term loan which is to be pari passu with its existing secured debt. As a result, Platform does not need to issue additional equity to finance the closing of the Alent acquisition.

Chief Financial Officer Sanjiv Khattri said, "Despite volatility in the capital markets, Platform has long-term financing and cash on hand to complete the OM Group and Alent transactions. Utilizing the committed financing to pay for the balance of the Alent consideration would result in a leverage ratio of 5.6x – 5.8x net debt to adjusted pro forma EBITDA, based on Platform's revised 2015 adjusted EBITDA guidance, LTM adjusted EBITDA for the OM EC and PM Businesses and Alent, and previously announced synergies1. While this will bring Platform's leverage ratio above our target range of 4.5x net debt to EBITDA, we intend to return to that target range through EBITDA growth and free cash flow generation. We remain committed to the acquisitions of Alent and the OM Group businesses and confident in their strategic rationale and industrial logic."

Chairman Martin E. Franklin commented, "The opportunity for Platform to drive earnings growth in 2016 and beyond through execution, end-market growth, and the realization of synergies is the key focus for our management team. We can only achieve our longer term value creation objectives by making the businesses we acquire better.  Acquisitions will be a secondary priority while we execute on these important integrations."

Revised 2015 Guidance

Platform is providing a revision to its 2015 adjusted EBITDA guidance, which is now expected to be within the range of $550 million to $570 million, excluding any impact from the OM EC and PM Businesses and Alent. This updated outlook reflects the latest foreign exchange rates, lower specialty chemical consumption in some agricultural market segments, and the impact of a change in Platform's approach to its distribution strategy in its Agricultural Solutions business segment. The impact of foreign exchange is approximately $25 million. The impact from a weaker agricultural specialty chemical market is approximately $10 million, and the expected impact from the change in its distribution strategy in its Agricultural Solutions business segment is approximately $40 million. The foreign exchange impact is nearly exclusively translational, in light of actions taken to mitigate transactional exposure for its Ag business.

Changes to Agricultural Business Segment Distribution Strategy

Platform has decided to change its distribution strategy and limit "pre-season" lower margin selling of its products in order to improve the overall margin of these products, as "pre-season" sales often come at a discount. Platform believes that this approach will significantly improve its long term business quality. Realigning inventory levels at distributors to more closely match underlying demand will best position the company for sustainable growth in the future. Platform believes that much of the revenue that will be foregone in 2015 will be realized starting in 2016 and at enhanced margins.

Chief Executive Officer Daniel H. Leever commented, "The macro environment made this year challenging for many global companies and agricultural companies in particular. Even though the general niche nature of our agricultural business insulates us from the broader trends in row crops, 2015 has been a difficult year for our agricultural business due to the impact of persistent foreign exchange headwinds, high product inventories due to low specialty chemicals consumption (drought and low levels of infestation) and our decision to change our business practices with regard to "pre-season" sales. The improvements we are making to the business leave us optimistic about the year to come. Our belief in a strong future for our Agricultural Solutions business in 2016 and beyond has not been diminished by the difficult environment this year. Our Performance Applications business continues to perform in line with expectations."

Chairman Martin E. Franklin concluded, "The Platform team has built a portfolio of high-quality, high-cash flow businesses in its two years of existence.  These businesses, while resilient, are not immune to global macro- or sector-specific headwinds, which impacted performance in 2015.  Looking ahead to 2016, we have a great deal to be excited about.  We believe the earnings growth we can generate through execution and synergy realization remains compelling."

Appointment of Chief Operating Officer

Platform also announced today that Benjamin H. Gliklich has been promoted to Chief Operating Officer, effective immediately. Mr. Gliklich was most recently Vice President, Corporate Development, Finance and Investor Relations. In this new role, Mr. Gliklich will work closely with Scot Benson, President of the Performance Applications business segment, and with the future President of the Agricultural Solutions business segment on operational activities, acquisition integration and synergy realization, as well as continuing to oversee future acquisition activity. Mr. Gliklich joined Platform in 2014 and has overseen the company's M&A and capital markets strategies and investor relations program. Ben joined Platform after spending several years at General Atlantic, a global growth-oriented private equity firm, and previously, four years with Goldman Sachs in its investment banking division in New York and Sydney. Ben graduated from Princeton University cum laude and from Columbia Business School with distinction.

Benjamin Gliklich said, "Platform's long-term value creation strategy requires buying great businesses and making them better. In this new role, I am excited to be in a position to see the full lifecycle of this activity. The synergy opportunity in front of us is extremely compelling and collectively our principal focus. I look forward to providing positive updates in due course."

Release of Third Quarter 2015 Financial Results

Finally, Platform announced that it intends to release its third quarter 2015 financial results before markets open on Wednesday, November 11, 2015 and to host a webcast/dial-in conference call to discuss its third quarter 2015 financial results at 8:00 a.m. (Eastern Time) on that day. During this call, Platform also intends to provide an update on synergy realization, integration, and on business segment performance.

To listen to the call by telephone, please dial (855) 357-3116 (domestic) or (484) 365-2867 (international) and provide the Conference ID: 55127085. The call will be simultaneously webcast at www.platformspecialtyproducts.com.

A replay of the call and webcast will be available for three weeks shortly after completion of the live call at www.platformspecialtyproducts.com.

1 Ratio based on adjusted EBITDA from Platform 2015 guidance of $550 million to $570 million, OM Group EC and PM Businesses LTM adjusted EBITDA of $29 million, Alent LTM adjusted EBITDA of $166 million, and expected synergies of $120 million. (The expected synergies figure includes $50 million of expected synergies from the Alent Acquisition, with such expected synergy statement having been made, and reported on by PricewaterhouseCoopers LLP and Credit Suisse, in accordance with the U.K. City Code. Further details on the synergies and copies of PricewaterhouseCoopers LLP and Credit Suisse's letters are included in the 2.7 Announcement and the related Scheme document published by Alent plc on August 17, 2015, which can all be found at www.platformspecialtyproducts.com). Based on balance sheet from 6/30/15 reporting less $367 million of cash for purchase of the OM EC and PM Businesses and including $1.8 billion of debt for purchase of Alent. This ratio does not include any cash generation from Platform or Alent in the intervening period. For a reconciliation of non U.S. GAAP financials, see Schedule 2 to this press release.

About Platform

Platform is a global, diversified producer of high-technology specialty chemicals and provider of technical services. The business involves the formulation of a broad range of solutions-oriented specialty chemicals, which are sold into multiple industries, including agrochemical, animal health, electronics, graphic arts, plating, and offshore oil production and drilling. More information on Platform is available at www.platformspecialtyproducts.com.

U.K. City Code Directors' Confirmation

The following statement contained in this release:

"Platform is providing a revision to its 2015 adjusted EBITDA guidance, which is now expected to be within the range of $550 million to $570 million, excluding any impact from the OM EC and PM Businesses and Alent acquisition. "

constitutes a profit forecast (the "Platform Profit Forecast") for the purposes of the U.K. City Code, which applies in light of our proposed Alent acquisition.

Under Rule 28 of the U.K. City Code, our directors are required to provide a "directors' confirmation" in respect of the Platform Profit Forecast. The Directors of Platform have considered the Platform Profit Forecast and hereby confirm that it is valid as at the date of this release and has been properly compiled on the basis of the assumptions set out in Schedule 1 and that the basis of the accounting used in the Platform Profit Forecast is consistent with Platform's accounting policies.

In accordance with Rule 28 of the U.K. City Code, the basis of preparation and principal assumptions upon which the Platform Profit Forecast is based are included in Schedule 1 below.

In accordance with Rule 30.4 of the U.K. City Code, a copy of this press release will be available on Platform's website at www.platformspecialtyproducts.com.

IMPORTANT NOTICES

Further Information

This press release and the conference call referenced above are for information purposes only and are not intended to, and do not, constitute or form part of any offer or invitation, or the solicitation of an offer, to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Alent acquisition or otherwise.  The Alent acquisition will be implemented solely pursuant to the terms of the related scheme document, which contains the full terms and conditions of the Alent Acquisition.

Other Information

Our non-GAAP measures herein include adjusted EBITDA and net debt to EBITDA. Platform has presented both U.S. GAAP and adjusted financials to better provide investors with measures that allow them to more readily compare the performance of Platform period-over-period. These adjusted amounts aim to provide investors insight into the cash generated from operations after taking into consideration reinvestment in the business for adjusted EBITDA. The adjustments to Platform's reported numbers are detailed in Schedule 2 to this press release.

Forward-Looking Statements

This release contains statements which are, or may be deemed to be, "forward-looking statements" which are prospective in nature. All statements other than statements of historical fact are forward-looking statements. They are based on current expectations and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as "plans", "expects", "is expected", "is subject to", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", "believes", "targets", "aims", "projects" or words or terms of similar substance or the negative thereof, as well as variations of such words and phrases or statements that certain actions, events or results "may", "could", "should", "would", "might" or "will" be taken, occur or be achieved. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Forward-looking statements include, but are not limited to, statements relating to the following: (i) our financial or operational results including our earnings guidance, future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, leverage, inventory, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies; (iii) the closing of the Alent acquisition and the OM EC and PM Business acquisitions and any financing therefor; and (iv) the effects of global economic conditions on Platform's business including foreign exchange rates.

Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors may cause the actual results, performance or achievements of Platform to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements including, among other things: Platform's ability to close the proposed acquisitions of the OM EC and PM Businesses and Alent (including the possibility that necessary regulatory approvals relating to these pending acquisitions will not be obtained or any of the respective closing conditions of these pending acquisitions will not be satisfied); Platform's adjusted earnings per share, expected or estimated revenue; the outlook for Platform's markets and the demand for its products, estimated sales, segment earnings, net interest expense, income tax provision, restructuring and other charges, cash flows from operations, consistent profitable growth, free cash flow, future revenues and gross operating and adjusted EBITDA margin improvement requirement and expansion, organic net sales growth, bank debt covenants; the success of new product introductions, growth in costs and expenses; Platform's ability to identify, hire and retain executives and other employees with sufficient expertise;Platform's assessment of its internal control over financial reporting; the impact of commodities and currencies and Platform's ability to manage its risk in these areas; general business and economic conditions globally, industry trends, competition, changes in government and other regulations, including in relation to the environment, health and safety, taxation, labor relations and work stoppages, changes in political and economic stability, disruptions in business operations due to reorganization activities and interest rate and currency fluctuations; and the impact of acquisitions, divestitures, restructuring and other unusual items, including Platform's ability to successfully complete as well as integrate and obtain the anticipated results and synergies from its consummated, pending and future acquisitions.

Other risk factors are described in Platform's securities filings, including in Platform's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, and any subsequent reports on Forms 10-K, 10 Q and 8-K, which are or will be available at: http://ir.platformspecialtyproducts.com/financials.cfm.

These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance, and are believed to be reasonable, though Platform and its associates, directors, officers and advisers do not provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this release will actually occur. Platform undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws. A copy of this press release will be available on Platform's website at www.platformspecialtyproducts.com.

Schedule 1
Platform Profit Forecast

In accordance with Rule 28 of the U.K. City Code, the basis of preparation and principal assumptions upon which the Platform Profit Forecast is based are included below.

 1. Basis of preparation

The Platform Profit Forecast has been prepared on a consistent basis with the accounting policies of Platform adopted in its consolidated financial statements for the year ended December 31, 2014, in the interim financial statements for the six months ended June 30, 2015 and expected to be adopted in the financial statements for the year ending December 31, 2015. The Platform Profit Forecast is based on the unaudited interim financial statements for the six months ended June 30, 2015, additional management reports since then and a forecast for the remaining period ending December 31, 2015. The Platform Profit Forecast does not take into account any effects of each of the proposed acquisitions of Alent or the OM EC and PM Businesses, including acquisition-related transaction fees, which are excluded.

2. Assumptions

The principal assumptions upon which the Platform Profit Forecast is based are set forth below:

Assumptions the Platform Directors can influence

  Any current contract negotiations with customers and/or suppliers will conclude materially as the Platform Directors would reasonably expect based on Platform's past experience;

  The Platform Profit Forecast does not account for the impact of any future acquisitions, including, but not limited to, Alent or the OM EC and PM Businesses, dispositions, partnerships or in-license transactions; and

  Announced synergies for prior transactions will be realized in line with our expectations.

Assumptions the Platform Directors cannot influence

  There will be no changes, beyond what is already contemplated, in general trading conditions, economic conditions, competitive environment or levels of demand in the countries in which Platform, its key customers and key suppliers operate or trade;

  Profile of sales will be consistent with previous years;

  There will be no changes interest rates, bases of taxes, legislative or regulatory requirements from those currently forecast that would have a material impact on Platform's operations or its accounting policies;

  Current foreign exchanges rates continue to apply;

  There will be no material adverse weather events or natural catastrophes that affect Platform's key products or markets;

  There will no material changes in raw materials prices;

  There will be no material changes in freight costs;

  There will be no material impact from any political or economic events in the countries in which Platform or its key customers and suppliers trade;

  Assumes no account for any adverse outcome to any litigation, regulatory matter or government investigation for which provisions may or may not have been provided; and

  There will be no business interruptions that materially adversely affect Platform, its key customers or its key suppliers.

Schedule 2
Reconciliation of Adjusted EBITDA to Net Income

Alent Reconciliation of Net Income to Adjusted EBITDA

	December 31,
(£ in millions)	2012	2013	2014
Net income available to shareholders	£45	£62	£47
Adjustments to reconcile net income to Adjusted EBITDA:
Pro forma adjustment to operating profit before JVs and exceptionals	(6)	--	--
Depreciation	9	9	9
Share of post-tax joint venture profit	(0)	(1)	(2)
Exceptional items(1)	16	10	18
Demerger costs	11	--	--
Net finance costs	4	7	5
Income tax costs	28	16	27
Adjusted EBITDA	£106	£103	£104

Note: Numbers are presented in IFRS

(1) Includes $4 million, $10 million and $8 million in 2012, 2013 and 2014, respectively, for restructuring; includes $7 million loss on construction contract in 2012; includes $7 million of litigation and settlement charges in 2014; includes $6 million and $3 million of disposal and closure costs in 2012 and 2014, respectively; includes $2 million of impairment charges in 2014; includes $2 million of litigation settlement income in 2014; includes $0.2 million of profit on disposal of operations in 2014.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR
FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE
RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION.

CONTACT: Investor Relations Contact:

         Carey Dorman
         Associate Director,
         Corporate Development and Investor Relations
         Platform Specialty Products Corporation
         1-561-406-8465

         Media Contacts:

         Liz Cohen
         Weber Shandwick
         1-212-445-8044

         Kelly Clausen
         Weber Shandwick
         1-212-445-8368